                                                                  Exhibit 3(a)

                           ARTICLES OF INCORPORATION
                           -------------------------
                                       FOR
                                       ---
                                 BANCFIRST CORP.
                                 ---------------

     The undersigned, desiring to form a corporation for profit under Ohio Revised Code Chapter 1701, certify that:

                                    ARTICLE 1

     1.1 The name of the corporation shall be BancFirst Corp.

                                    ARTICLE 2

     2.1 The principal office shall be 422 Main Street, Zanesville, Ohio 43701 and at such location as designated by the Board of Directors.

                                    ARTICLE 3

     3.1 The purpose for which the corporation is formed is to engage in business as a "bank holding company" in accordance with, and to the extent permitted by, the Bank Holding Company Act of 1956 (Pub. Law 511, 84th Cong. 2d Sess., approved May 9th, 1956) as amended, and consistent therewith to engage in any other lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code, to the extent that such act or activity is not then prohibited by the Bank Holding Company Act of 1956, as amended.
The corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase, redeem or other acquire and hold, retire, reissue or sell shares of the corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine; subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the corporation outstanding at the time of the purchase or acquisition in question.

                                    ARTICLE 4

     4.1 The maximum number of shares of capital shares which this corporation is authorized to issue or to have outstanding at any time shall be Two Million Five Hundred Thousand (2,500,000) shares all of which shall be common shares. The shares will have par value of $10 per share. The Board of Directors of the corporation is hereby empowered to issue from time to time shares of its capital shares, whether now or hereafter authorized. No holders of any class of shares of the corporation shall have any pre-emptive rights to purchase or to have offered to them for purchase any shares or other securities of the corporation.

                                    ARTICLE 5

     5.1 The amount of stated capital with which this corporation will begin business shall be Five Hundred Dollars ($500).

                                    ARTICLE 6

     6.1 The Board of Directors (hereinafter sometimes referred to as the "Board") shall consist of not less than nine nor more than fifteen shareholders, the exact number of such minimum and maximum limits to be fixed and determined from time to time by a vote of the shareholders owning a majority of the stock of the Corporation.

     The Directors shall be divided into three classes: Class I, Class II and Class III, and each class shall be comprised of an equal number of members of the Board of Directors. The term of office of the initial Class I Directors shall expire at the annual meeting of the shareholders in 1992, the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders in 1991, and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders in 1990, or thereafter in each case when their respective successors are elected and have qualified. At each annual election held after classification of Directors, the Directors chosen to succeed those whose term then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of Directors is changed, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any additional Director to any class shall hold office for a term which shall coincide with the terms of such class.

                                    ARTICLE 7

     7.1 Each person who is or was a director, trustee, officer or employee of the corporation shall be indemnified by the corporation to the full extent permitted by the corporation laws of the State of Ohio, now or hereafter in force, against any liability, cost or expense incurred by him in his capacity as a director, trustee, officer or employee, or arising out of his status as a director, trustee, officer or employee. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability cost or expense, The rights of indemnification provided in this Article 7 shall be in addition to any rights to which any person concerned may otherwise be entitled by the Regulations of the corporation from time to time in effect, by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such person.

                                   ARTICLE 8

1)     A.     In addition to any affirmative vote required by law:

       (i) any merger or consolidation of the corporation or any subsidiary (as hereinafter defined) with (a) any Related Person (as hereinafter defined) or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a Related Person; or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate of any Related Person of any assets of the corporation or any subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to 10% or more of the consolidated net worth of the corporation; or

              (iii) the issuance or transfer by the corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any subsidiary to any Related Person or any affiliate of any Related Person in "change for cash, securities or other property (or combination thereof) having an aggregate Fair Market Value equal to 10% or more of the consolidated net worth of the corporation; or

              (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation; or

              (v) any reclassification of securities (including any reverse share split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries or any other transaction (whether of not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the corporation or any subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person, shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital shares of the corporation entitled to vote generally in the election of directors. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or otherwise.

              B. The term "Business Combination" used in this Article 8 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section.

           2) Notwithstanding the requirements of the previous Section, no Business Combination between the corporation (or any subsidiary) and a Related Person or any Affiliate of a Related Person may be effected unless all of the following conditions are met:

              A. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of any class of Equity Security in such Business Combination shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Related Person for any shares of the same class of Equity Security previously acquired by it, plus interest on such amount compounded annually from the date that the Related Person became a related Person (the "Determination Date") through the date of consummation of the Business Combination (the "Consummation Date") at the rate publicly announced as the "Prime Rate" of interest (announced by such major bank as may be selected by a majority of the Continuing Directors), from time to time in effect, less the aggregate amount of any cash dividends paid and the Fair
Market Value of any dividends paid in other than cash on each share from the Determination Date through the Consummation Date, up to, but not exceeding, the amount of interest payable per share.

              B. The consideration to be received by holders of a particular class of Equity Security shall, except to the extent a shareholder agrees otherwise, be in cash or in the same form as the Related Person has previously paid for shares of such class of Equity Security. If the Related Person has paid for shares of any class of Equity Security with varying forms of consideration, the form of consideration for such class of Equity Security shall be either cash or in the form used to acquire the largest number of shares of such class of Equity Security previously acquired by it. The price determined in accordance with paragraph A of this Section shall be subject to appropriate adjustment in the event of any share dividend, share split, combination of shares or similar event.

           3) The provisions of Sections (1) and (2) of this Article 8 shall not apply to a Business Combination if:

              A. The Continuing Directors of the corporation by a two-thirds vote (i) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time that the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding, or (ii) have otherwise approved the Business Combination (this provision is incapable of satisfaction unless there is at least one Continuing Director); or

              B. The Business Combination is solely between the corporation and another corporation, one hundred percent of the Voting Shares of which is owned directly or indirectly by the corporation.

              In the event the Continuing Directors shall approve a Business Combination as set forth in paragraph A above, or the Business Combination is solely between the corporation and another corporation described in paragraph B above, such Business Combination shall require only such shareholder vote, if any, as is required by law.

4)     For the purpose of this Article 8:

       A. "Person" shall mean any individual, firm, corporation or other entity.

       B. "Related Person" shall mean any Person who or which:

       (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Shares; or

       (ii) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Shares; or

       (iii) is an assignee of or has otherwise succeeded to any shares of Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

       Provided, however, that the term "Related Person" shall not include (i) the corporation or any subsidiary, (ii) any one or any group of the Continuing Directors, or (iii) any profit-sharing employee shares ownership or other employee benefit plan of the corporation or any subsidiary of the corporation or any trustee of or other fiduciary with respect to any such plan when acting in that capacity.

       C. A Person shall be a "beneficial owner" of any Voting Shares:

       (i) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

       (ii) which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

       (iii) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting of disposing of any shares of Voting Shares.

              D. For the purpose of determining whether a Person is a Related Person pursuant to paragraph B of this Section, the number of shares of Voting Shares deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section, but shall not include any other shares of Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

              E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1988.

              F. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the corporation; however, that for the purposes of the definition of Related Person set forth in paragraph B of this section, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the corporation.

              G. "Continuing Director" means any member of the Board of Directors who is unaffiliated with the "Related Person" and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by two-thirds of the Continuing Directors then on the Board of Directors.

              H. "Fair Market Value" means: (i) in the case of stock, the highest closing sales price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stock, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on the Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations systems or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors.

              I. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in paragraph A of this Section shall include the shares of any class of Equity Security retained by the holders of such shares.

              J. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1988.

              K. "Voting Shares' means shares of any Equity Security of a corporation which are entitled to vote in the election of Directors of such corporation.

              L. The phrase "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

           5) The Continuing Directors shall, by two-thirds vote, have the power and duty to determine for the purposes of this Article 8 on the basis of information known to them after reasonable inquiry, (A) whether a person is a Related Person, (B) the number of shares of Voting Shares beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value equal to 10% or more of the consolidated net worth of the corporation. The Continuing Directors shall, by two-thirds vote, have the further power to interpret all other terms and provisions of this Article 8.

           6) Nothing contained in this Article 8 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                    ARTICLE 9

           Notwithstanding any statutory provision now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the corporation of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Articles, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes. Each of Articles 7, 8 and 9 of these Articles of Incorporation may be amended at any regular or special meeting of the shareholders only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of this corporation.

                                   ARTICLE 10

           Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the corporation and shall be binding not only upon the corporation, but upon every shareholder of the corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the corporation in the office of the Secretary of State of Ohio. The right to alter, amend, change or repeat any clause or provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, is hereby reserved to the corporation; and all rights conferred on officers, Directors and shareholders herein are granted subject to such reservation.

              IN WITNESS WHEREOF, we have hereunto set our hands this 13th day of March, 1990.

                                             /s/ William R. Hoag
                                             -------------------------------
                                             William R. Hoag

                                             /s/ William Randles
                                             -------------------------------
                                             William Randles

                                             /s/ J.W. Straker
                                             -------------------------------
                                             J.W. Straker

                                             /s/ Milman H. Linn, III
                                             -------------------------------
                                             Milman H. Linn, III

                                             /s/ Robert Forker
                                             -------------------------------
                                             Robert Forker

                         ORIGINAL APPOINTMENT OF AGENT

              The undersigned, being at least a majority of the incorporators of BancFirst Corp., hereby appoint William R. Hoag, a natural person who is a resident in the state in which BancFirst Corp. has its principal office upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

        His complete address is:

                      422 Main Street
                      Post Office Box 2663
                      Zanesville, Ohio 43702-2668
                      Muskingum County, Ohio


                                   /s/ Richard Johnson
                                   ---------------------------------
                                   Richard Johnson

                                   /s/ William Randles
                                   ---------------------------------
                                   William Randles

                                   /s/ J.W. Straker
                                   ---------------------------------
                                   J.W. Straker

                                   /s/ Milman H. Linn, III
                                   ---------------------------------
                                   Milman H. Linn, III

                                   /s/ Robert Forker
                                   ---------------------------------
                                   Robert Forker

                              ACCEPTANCE Of AGENT

BancFirst Corp.

Gentlemen:

              I hereby accept appointment as agent of your corporation upon whom process, tax notices or demands may be served,

                                             /s/ William R. Hoag
                                             ------------------------------
                                             William R. Hoag

                             CERTIFICATE OF ADOPTION

                                       OF

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                                 BANCFIRST CORP.


         Gordon C. Wagner, President and James H. Nicholson, Secretary, of the above named Ohio corporation for profit with its principal location in Zanesville, Muskingum County, Ohio, do hereby certify that at a meeting of the Shareholders of the corporation held on April 21, 1992, in accordance with
Section 1701.54 of the Ohio Revised Code. They hereby certify that in a writing passed by a majority vote of the shareholders of the Corporation, the attached Amendment to the Articles of Incorporation of the corporation were adopted.

Results of Voting to Amend Articles of Incorporation to change the corporation name to BancFirst Ohio Corp.

                  Shares For                                  1,021,824
                  Shares Against                                  1,459
                  Shares Abstaining                              19,433

Results of Voting to Amend Articles of Incorporation to modify the indemnification provisions.

                  Shares For                                    973,034
                  Shares Against                                 25,661
                  Shares Abstaining                              44,021

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereto subscribed their names this 12th day of May, 1992.

                                   BANCFIRST CORP.


                                   By:   /s/ Gordon C. Wagner
                                       ---------------------------
                                       Gordon C. Wagner, President

ATTESTED TO:

  /s/ James H. Nicholson
-----------------------------
James H. Nicholson, Secretary

                                AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                                       FOR
                                 BANCFIRST CORP.
                            EFFECTIVE APRIL 21, 1992
                            ------------------------

ARTICLE 1, Section 1.1 shall be replaced in its entirety with the following:

         1.1 The name of the corporation shall be BancFirst Ohio Corp.

ARTICLE 7, Section 7.1 shall be replaced in its entirety with the following:

         SEVENTH. Indemnification.

         (1) Actions by third parties. The Company shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this Company), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against all expenses, liability, and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) Actions by or in the right of the Company. The Company shall indemnify any person who was or is a party, or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, or officer of the company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this Company), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

         (3) Indemnification upon successful defense of proceeding. To the extent that a current or former director, trustee or officer, has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections (1) and (2) of this article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         (4) Predicates for indemnification in other cases. Any indemnification under section (1) and (2) of this article, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the current or former director, trustee or officer, is proper in the circumstances because he has met the applicable standard of conduct set forth in sections (1) and (2) of this article. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company, or any person to be indemnified within the past five years, or (c) by the shareholders, or
         (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under section (4)(a) or by independent legal counsel under section (4)(b) of this article shall be promptly communicated to the person who threatened or brought the action of suit by or in the right of the Company under section (2) of this article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5) Advancement of expenses. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in section (1) and (2) of this article, shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding.

         (6) Right of claimant to bring suit. If a claim under paragraph 1, 2, or 3 is not paid in full by the Company within thirty days after a written claim therefor has been received by the Company, the claimant may any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Except in the case of claims made under paragraph (3) of this article, it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending action, suit or any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company.

                  Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (7) Contractual rights. The right to be indemnified or to the reimbursement or advancement of expenses pursuant thereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director, or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with the respect to events occurring prior thereto.

         (8) Requested service. Any director or officer of the Company serving, in any capacity, (i) another company of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or of any company referred to in clause (i), or (iii) any not-for-profit organization designated for such service by a person who is an "executive officer" of the Company's principal banking subsidiary, within the meaning of Regulation O, 12 C.F.R. Section 215, or (iv) any trust officer who serves as a director of a corporation a significant portion of whose stock is owned in trust by the Company, shall be deemed to be doing so at the request of the Company.

         (9) Non-exclusivity of rights. The rights conferred on any person by paragraphs (1), (2), and (3) shall not be exclusive of and are in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Articles of Incorporation, Code of Regulations or bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         (10) Insurance and other security for benefits. The Company may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, at its expense, to protect itself and any director or officer of the company or another corporation, partnership, joint venture, trust or other enterprise against expenses, liabilities or losses, whether or not the Company would have the power to indemnify such person against such expense, liability of loss under the Ohio general corporation law.

         (11) Interpretation. As used in this article, references to "the Company" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee or officer of another corporation (including a subsidiary of this Company), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         (12) Prohibition of indemnification in certain cases. Notwithstanding the foregoing, the Company shall not indemnify any officer, director, or employee of the Company against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Company or in any other case where indemnification is prohibited by federal statute.

All other sections of the Articles of Incorporation shall remain in effect as originally adopted.

                             CERTIFICATE OF ADOPTION

                                       OF

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                              BANCFIRST OHIO CORP.


         Gordon C. Wagner, President, and James H. Nicholson, Secretary and Treasurer, of the above named Ohio corporation for profit with its principal location in Zanesville, Muskingum County, Ohio, do hereby certify that at a meeting of the Shareholders of the Corporation held on April 19, 1994, in accordance with Section 1701.54 of the Ohio Revised Code, they hereby certify that in a writing passed by a majority vote of the Shareholders of the Corporation, the attached Amendment to the Articles of Incorporation of the Corporation were adopted.

Results of Voting to Amend Articles of Incorporation to increase the authorized number of common shares, $10.00 par value per share, of the Company from 2,500,000 shares to 7,500,000 shares.

                  Shares For                                  953,752
                  Shares Against                              169,839
                  Shares Abstaining                            29,219

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have hereto subscribed their names this 20th day of April, 1994.


                                   BANCFIRST OHIO CORP.


                                   By:      /s/ Gordon C. Wagner
                                       ---------------------------
                                       Gordon C. Wagner, President


ATTESTED TO:


 /s/ James H. Nicholson
-----------------------
James H. Nicholson
Secretary and Treasurer

                                AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                                       FOR
                              BANCFIRST OHIO CORP.


The first sentence of ARTICLE 4 shall be replaced in its entirety with the following:

         ARTICLE 4. The total number of shares which the Company shall have authority to issue is 7,500,000 shares, all of which shall be common shares, par value $10.00 per share.

All other sections of the Articles of Incorporation shall remain in effect as originally adopted.

                            CERTIFICATE OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                              BANCFIRST OHIO CORP.


         Gary N. Fields, who is President and James H. Nicholson, who is Secretary of BancFirst Ohio Corp., an Ohio corporation for profit with its principal location in Zanesville, Muskingum County, Ohio, do hereby certify that at a Meeting of the Shareholders of the corporation held on April 17, 1997, the following resolution to adopt an amendment to the Articles of Incorporation of the corporation was adopted:

         "RESOLVED, that the Articles of Incorporation of BancFirst Ohio Corp. be amended to read as follows:

         The first sentence of ARTICLE 6 shall be replaced in its entirety with the following:

         6.1 The Board of Directors (hereinafter sometimes referred to as the "Board") shall consist of not less than SEVEN nor more than fifteen shareholders, the exact number of such minimum and maximum limits to be fixed and determined from time to time by a vote of the shareholders owning a majority of the stock of the Corporation.

         The first two sentences of ARTICLE 4 shall be replaced in its entirety with the following:

         4.1 The maximum number of shares of capital shares which this corporation is authorized to issue or to have outstanding at any time shall be TWENTY MILLION (20,000,000) SHARES all of which shall be common shares. The shares will have NO PAR VALUE."


         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereto subscribed their name this 30th day of April, 1997.



                                   BANCFIRST OHIO CORP.


                                   By:      /s/  Gary N. Field
                                       -------------------------------------
                                            Gary N. Fields, President


                                   By:      /s/ James N. Nicholson
                                       -------------------------------------
                                            James H. Nicholson, Secretary